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                                                                      EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

     Listed below are the principal operating divisions and subsidiaries of the company and the percentage of voting securities of such subsidiaries owned by the company.

                                                                                          PERCENTAGE
                                                                    JURISDICTION IN       OF VOTING
                                                                   WHICH INCORPORATED     SECURITIES
                                                                      OR ORGANIZED          OWNED
                                                                   ------------------     ----------
Divisions:
  Lockheed Advanced Development Company
  Lockheed Aeronautical Systems Company
  Lockheed Aircraft Service Company
  Lockheed Fort Worth Company

Subsidiaries:
  Access Graphics, Inc.                                              Delaware               *
  CalComp Inc.                                                       California             **
  Lockheed Aeromod Center, Inc.                                      California             100
  Lockheed Canada, Inc.                                              Canada                 100
  Lockheed Commercial Electronics Company                            Delaware               100
  Lockheed Engineering and Sciences Company                          Texas                  100
  Lockheed Environmental Systems and Technology Company              Nevada                 ***
  Lockheed Finance Corporation                                       California             100
  Lockheed Idaho Technologies Company                                Idaho                  100
  Lockheed Information Management Services Company                   New York               100
  Lockheed Missiles & Space Company, Inc.                            California             100
  Lockheed Sanders, Inc.                                             Delaware               100
  Lockheed Space Operations Company                                  Nevada                 100
  Lockheed Support Systems, Inc.                                     Oklahoma               100
  MountainGate Data Systems, Inc.                                    California             100

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  *  100% owned subsidiary of AGT Holdings Inc., which is a 100% owned subsidiary of CalComp Inc.

 **  100% owned subsidiary of Lockheed Sanders, Inc.

***  100% owned subsidiary of Lockheed Engineering and Sciences Company